Exhibit 7.4

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of August 6, 2014

Among

HUDBAY MINERALS INC.

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

9.500% SENIOR NOTES DUE 2020

THIRD SUPPLEMENTAL INDENTURE dated as of August 6, 2014 (this “Third Supplemental Indenture”), among HudBay Minerals Inc., a corporation existing under the Federal laws of Canada, (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture dated as of September 13, 2012 (the “Base Indenture”) in connection with the issuance of US$500,000,000 of the Company’s 9.500% Senior Notes due 2020 (the “Initial Notes”) (capitalized terms used herein without definition have the meanings given such terms in the Indenture);

WHEREAS, the Company, the Guarantors and the Trustee have entered into a First Supplemental Indenture dated as of June 20, 2013 (the “First Indenture”) in connection with the issuance of US$150,000,000 of the Company’s 9.500% Senior Notes due 2020 (the “First Additional 9.500% Notes”);

WHEREAS, the Company, the Guarantors and the Trustee have entered into a Second Supplemental Indenture dated as of December 9, 2013 (together with the First Indenture and the Base Indenture, the “Indenture”) in connection with the issuance of US$100,000,000 of the Company’s 9.500% Senior Notes due 2020 (the “Second Additional 9.500% Notes” and, together with the First Additional 9.500% Notes and the Initial Notes, the “Existing Notes”);

WHEREAS, the Company and the Guarantors desire and have requested that the Trustee join them in the execution and delivery of this Third Supplemental Indenture in order to establish and provide for the issuance by the Company of an additional US$170,000,000 aggregate principal amount of 9.500% Senior Notes due 2020 (the “Third Additional 9.500% Notes”);

WHEREAS, Section 2.01(c) of the Indenture provides for the creation and issuance of Additional Notes ranking pari passu with the Initial Notes without notice to or consent of the Holders;

WHEREAS, the Third Additional 9.500% Notes shall constitute Additional Notes under the Indenture;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Third Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Indenture pursuant to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
GENERAL TERMS AND CONDITIONS OF THE THIRD ADDITIONAL 9.500% NOTES.

SECTION 1.01.           DESIGNATION OF NOTES.

Pursuant to this Third Supplemental Indenture, there is hereby designated US$170,000,000 aggregate principal amount of Additional Notes under the Indenture.

SECTION 1.02.           OTHER TERMS OF THE NOTES.

(a)           The terms of the Third Additional 9.500% Notes shall be identical to the terms of the Existing Notes as set forth in the Indenture.  The Third Additional 9.500% Notes shall initially be evidenced by Global Notes substantially in the form of Exhibit A hereto, and shall have the same terms as to status, redemption or otherwise (other than with respect to the issue date, the purchase price thereof and the date from which interest accrues) as the Existing Notes, and will form a single class with the Existing Notes.

(b)           The Third Additional 9.500% Notes shall be issued on August 6, 2014 and will accrue interest from April 1, 2014.

ARTICLE II
ISSUANCE OF THIRD ADDITIONAL 9.500% NOTES.

The Third Additional 9.500% Notes in the aggregate principal amount equal to US$170,000,000 may, upon execution of this Third Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery such Third Additional 9.500% Notes pursuant to Section 2.02 of the Indenture and Section 1.02 of this Third Supplemental Indenture.

ARTICLE III
MISCELLANEOUS.

SECTION 3.01.           LEGENDS

Each Global Note representing Third Additional 9.500% Notes shall bear the legends set forth in Section 2.06(g)(ii) of the Indenture applicable to such Global Note.

SECTION 3.02.           GOVERNING LAW

THIS THIRD SUPPLEMENTAL INDENTURE, THE NOTES AND ANY NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.03.           COUNTERPART ORIGINALS

The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

SECTION 3.04.           SUBMISSION TO JURISDICTION

The Company and each Guarantor not organized in the United States shall appoint CSC as its agent for service of process in any suit, action or proceeding with respect to this Third Supplemental Indenture, the Notes and the Note Guarantees and for actions brought under the U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the County and City of New York. The Company and each Guarantor irrevocably and unconditionally submit to the non-exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Third Supplemental Indenture, the Notes or the Note Guarantees and for actions brought under the U.S. federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to the Company or any Guarantor at the address in Section 12.02 of the Indenture shall be effective service of process against the Company or any Guarantor for any suit, action or proceeding brought in any such court. The Company and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and each Guarantor and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

SECTION 3.05.           WAIVER OF IMMUNITY

To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Third Supplemental Indenture, each of the Company and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 3.06.           HEADINGS

The Headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third

Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed, all as of the date first above written.

HUDBAY MINERALS INC.

By:		“David S. Bryson”
	Name:	David S. Bryson
	Title:	Senior Vice President and Chief Financial Officer

[HBM — Signature Page to the Third Supplemental Indenture]

Hudson Bay Mining and Smelting Co., Limited,
as Guarantor

By:		“David S. Bryson”
	Name:	David S. Bryon
	Title:	Senior Vice President, Finance

Hudson Bay Exploration and Development Company Limited,
as Guarantor

By:		“David S. Bryson”
	Name:	David S. Bryon
	Title:	Senior Vice President, Finance

HudBay Marketing & Sales Inc.,
as Guarantor

By:		“David S. Bryson”
	Name:	David S. Bryon
	Title:	Senior Vice President, Finance

[HBM — Signature Page to the Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:		“Shazia Flores”
	Name:	Shazia Flores
	Title:	Assistant Vice President

[HBM — Signature Page to the Third Supplemental Indenture]